Exhibit 10.1

THE WASHINGTON SAVINGS BANK, F.S.B.

1988 STOCK INCENTIVE PLAN

1.               PURPOSE:

This 1988 Stock Incentive Plan (the “Plan”) is intended as an employment incentive and to encourage capital accumulation and stock ownership by certain key employees of The Washington Savings Bank, F.S.B. (the “Bank”) and of its Subsidiaries (as defined below) in order to increases their proprietary interest in the Bank’s success. Options granted under this plan may be either incentive stock options intended to quality as such under Section 422A of the Internal Revenue Code of 1954, as amended (the “Code”), or non-qualified stock options not intended to qualify under any section of the Code and subject to Section 83 of the Code. The Bank may also make restricted stock awards under the Plan, and such awards shall be subject to Section 83 of the Code.

2.               ADMINISTRATION:

The Plan shall be administrated by a committee appointed by the Board of Directors of the Bank (the “Committee”). The Committee shall consist of not fewer than three members of the Board of Directors. The Committee shall make recommendations periodically to the Board of Directors with respect to the persons who shall participate in the plan and the extent of their participation.

The interpretation and construction by the Committee of any provisions of the plan or any stock option or restricted stock agreements issued under it and any determination by the Committee pursuant to any provision of the plan or any such agreement shall be final and conclusive unless otherwise determined by the Board of Directors, and in any such event such determination of the Board of Directors shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Bank’s charter or by-laws, and under any directors and officers liability insurance coverage which may be in effect from time to time.

3.               ELIGIBILITY:

The individuals who shall be eligible to participate in the Plan shall, as the Board of Directors of the Bank shall determine from time to time, be such key employees of the Bank, including officers who are also directors, or of any corporation (a ”Subsidiary”) in which the Bank has a proprietary interest by reason of stock ownership or otherwise, including any corporation in which the Bank acquires a proprietary interest after the adoption of this Plan (but only if the Bank owns or controls, directly or indirectly, stock possessing not less than 50% of the total combined voting power of all classes of stock in such corporation).

4.               AWARD OF OPTIONS:

The Board of Directors, at any time and from time to time, may authorize the granting of options and the making of restricted stock awards under this Plan to any individual eligible to receive the same, from among those eligible individuals nominated by the Committee. Options shall be granted and restricted stock awards shall be made under this Plan at such times and for such number of shares as the Board of Directors shall determine after reviewing the recommendations of the Committee; provided , however , that no option shall be granted and no restricted stock award shall be made to an individual for the larger number of shares than the Committee shall recommend for such option or award, and that no person shall receive options to purchase or restricted stock awards of more than 25% of the total number of shares of Common Stock available under this Plan. The aggregate dollar amount of incentive stock options which first becomes exercisable in any calendar year is subject to limitations, as provided in Section 8(e) hereof. The Committee shall adopt guidelines with respect to the nature, timing, and size of grant of options and restricted stock awards under this Plan.

5.               AWARD OF STOCK APPRECIATION RIGHTS:

Upon the recommendation of the Committee, the Board of Directors, at any time and from time to time when it shall deem it in the best interest of the Bank to do so, may authorize the granting of stock appreciation rights to such optionees who have been granted options under this Plan as the Board shall select from among those individuals nominated by the Committee as entitled to receive such rights. Each stock appreciation right shall relate to a specific option granted under this Plan and may be granted concurrently with the option to which it relates, or, in the case of a non-qualified stock option only, at any time prior to the exercise, termination or expiration of such option.

The term “stock appreciation right” shall mean the right to receive from the Bank, upon surrender of the option or a portion thereof without payment to the Bank, an amount equal to the fair market value on the exercise date of the total number of Ordinary Shares, or the value (based on Book Value Per Share) on the exercise date of the total number of Book Value Shares, for which the stock appreciation right is exercised, less the exercise price which the optionee would have otherwise been required to pay upon purchase of the relevant shares. The amount payable by the Bank upon exercise of a stock appreciation right may be paid in cash, in ordinary Shares in the case of an option granted with respect to ordinary Shares, in Book Value Shares in the case of an option granted with respect to Book Value Shares, or in any combination of cash and the type of stock with respect to which the related option is granted, as the Committee in its sole discretion shall determine. No fractional shares shall be issued under this section and the optionee shall instead be entitled to receive a cash adjustment equal to the same fraction of the fair market value per share (in the case of Ordinary Shares) or the Book Value Per Share as of the exercise date or the most recent Fiscal Quarter Date (in the case of Book Value Shares), as the case may be.

The Committee may fix, with respect to rights granted under this Plan, such waiting periods, exercise dates, or other limitations as it shall deem appropriate, provided that no right shall be exercisable after the expiration of the option to which it relates. In addition, the Committee may impose a total prohibition on the exercise of such rights for such period or periods as it, in its sole discretion, deems to be in the best interest of the Bank. The shares involved in an option as to which a stock appreciation right is related shall be used not more than once to calculate the amounts to the received pursuant to an exercise of such right. The right of an optionee to exercise an option shall be cancelled if and to the extent that shares covered by such option are used to calculate amounts received upon exercise of a related stock appreciation right.

6.               RESTRICTED STOCK AWARDS:

The Board of Directors, at any time and from time to time, may authorize the issuance of restricted stock at no cash cost, or for such payment as the Board of Directors, on the advice of the Committee, shall recommend, to any individual eligible to receive the same, from among those eligible individuals nominated by the Committee. The issuance of restricted stock shall be pursuant to restricted stock agreements approved by the Board of Directors, after reviewing the recommendations of the Committee, containing provisions requiring that the restricted stock be resold at the prices specified in such agreements to the Bank if the holder’s employment terminates for any reason other than death, disability, or retirement, during a specified period of time (which period shall be a minimum of one year) following the issuance thereof. No individuals shall be issued a number of shares of restricted stock greater than the number recommended by the Committee, and no individual shall receive restricted stock awards and stock options for more than 10% of the total number of shares of Common Stock available under this Plan.

7.               STOCK:

The stock subject to the options, stock appreciation rights, restricted stock awards, and other provisions of the Plan shall be shares of the Bank’s authorized but unissued Common Stock and shares of Common Stock held as treasury stock. As used in this Plan with respect to stock options and stock appreciation rights only, the term “Common Stock” shall mean such shares, which may be either Ordinary Shares or Book Value Shares, (as such terms are defined hereinafter). Subject to adjustment in accordance with the provisions of paragraph 8(h) hereof: (ii) the total number of shares of Common Stock on which options or stock appreciation rights may be granted or restricted stock awards may be made under the Plan shall not exceed 250, 000 shares of Common Stock; and (ii) the total number of shares of Common Stock on which options or stock appreciation rights may be granted or restricted stock awards may be made under the Plan, to officers who are also directors shall not exceed 200, 000 shares of Common Stock.

In the event that any outstanding option or stock appreciation right under the Plan for any reason expires or is terminated prior to the end of the period during which options or stock appreciation rights may be granted, the shares of Common Stock allocable to the unexercised portion of such option or stock appreciation right may again be subjected to options, or stock appreciation rights, or restricted stock awards under the Plan. In the event that shares issued under a restricted stock award are repurchased in accordance with the terms of the related restricted stock agreement, such shares may again be subjected to options, stock appreciation rights, or restricted stock awards under the Plan.

For purposes of this Plan and the stock option and stock appreciation rights agreements described hereunder, the terms “Ordinary Shares” and “Book Value Shares” shall have the following meanings: “Ordinary Shares” means shares of the Bank’s Common Stock which are publicly tradeable. “Book Value Shares” means shares of the Bank’s Common Stock which shall be authorized for issuance and which shall have the same voting, dividend, and liquidation rights as Ordinary Shares, except that they shall not be transferable except to the Bank and except that they shall be subject to the repurchase provisions set forth in the stock option agreements. Restricted stock awards shall be made with respect to Ordinary Shares only.

8.               TERMS AND CONDITIONS OF STOCK OPTION AGREEMENTS:

Stock options and stock appreciation rights granted pursuant to the Plan shall be evidenced by agreements in such form as the Board of Directors shall, from time to time, approve. Stock appreciation rights shall be evidenced by an agreement amending the stock option agreement to which such rights relate. Such agreement shall comply with and be subject to the following terms and conditions:

(a)                                  Medium of Payment:

Upon exercise of the option, the option price shall be payable either (i) in United States dollars in cash or by certified check, Bank draft or money order payable to the order of the Bank, or (ii) in the discretion of the Committee, through the delivery of shares of Common Stock of the Bank (which may be either Ordinary Shares or Book Value Shares, or a combination of both) with a value equal to the total option price or (iii) by a combination of the methods described in (i) and (ii).

(b)                                 Number and Kind of Shares:

The agreement shall state the total number and kind of shares of Common Stock to which it pertains. The agreement shall provide that Book Value Shares shall be subject to repurchase by the Bank, as described in such agreement, and that such shares shall not be assignable or transferable.

(c)                                  Option Price:

The option price for Ordinary Shares covered by an incentive stock option granted hereunder shall be not less than 100% of the fair market value (and not less than 110% of the fair market value on the date of the Stock Option Agreement for an optionee who owns on the date of the Stock Option Agreement, directly or indirectly, stock representing more than 10% of the total combined voting power of all classes of stock of the Bank) of such Shares on the date of the granting of the incentive stock option as determined by the Committee. The option price for Ordinary Shares covered by non-qualified stock options granted hereunder shall be not less than 85% of the fair market value, as determined by the Committee, of such Shares on the date of the granting of the non-qualified stock option. The “fair market value” for Ordinary Shares shall be the last reported sales price of the Common Stock on the NASDAQ National Market System on the date the option is granted, or, if the Common Stock is not quoted on the NASDAQ National Market System, the mean between the bid and asked prices in the over-the-counter market on the date that the option is granted, or, in the absence of such quotations or if the Common Stock is not publicly traded, such other price as shall be determined by the Committee to the fair market value.

The option price for any Book Value Shares covered by an incentive stock option shall be not less than the “Book Value Per Share” on the “Fiscal Quarter Date” coincident with or immediately preceding the date of the granting of the option, which the Committee believes in good faith to be the fair market value of such shares at the date of grant; provided, that in the case of an optionee who owns on the date of the Stock Option Agreement, directly or indirectly, stock representing more than 10% of the total combined voting power of all classes of stock of the Bank, the option price shall be not less than 110% of such Book Value Per Share. The option price for any Book Value Share covered by a non-qualified stock option shall be not less than 85% of “Book Value Per Share” on the “Fiscal Quarter Date” coincident with or immediately preceding the date of the granting of the option. The term “Book Value Per Share” as of any given date means the common stockholders’ equity, as stated in the consolidated financial statements of the Bank, as at the Fiscal Quarter Date coincident with or immediately preceding such given date, divided by the sum of the number of shares of the Bank’s Common Stock outstanding and the number of Common Stock equivalents as of such Fiscal Quarter Date (which calculation shall be made before giving effect to the sale or repurchase of Book Value Shares on such Fiscal Quarter Date); provided, however, that the Book Value Per Share, for the purpose of calculating the repurchase price per share only, may be adjusted to such an extent as may be determined by the Board of Directors of the Bank to preserve the benefit of the arrangement for the participants and the Bank, if in the opinion of the Board of Directors, after consultation with the Bank’s independent accountants, changes in the Bank’s accounting policies, acquisitions, or other unusual or extraordinary items have disproportionately and materially affected the number of shares of the Bank’s common stock outstanding or the Bank’s common stockholders’ equity. The term “Fiscal Quarter Date” means October 31, January 31, April 30, or July 31 of any year or such other dates as the Bank may, from time to time, elect as the end dates of the fiscal quarters of the Bank.

(d)                                 Term of Options and Stock Appreciation Rights:

Each option and related stock appreciation right granted under the plan shall expire not more than 10 years from the date the option is granted; provided that, a stock appreciation right shall not be exercisable prior to the time the related option could be exercised or after the time the related option expires by its terms.

(e)                                  Date of Exercise:

The aggregate fair market value (determined at the time the option is granted) of the Ordinary

Shares or the Book Value Shares with respect to which incentive stock options are exercisable for the first time by an option holder during any calendar year (under this Plan, and all other plans of the Bank and its subsidiaries) shall not exceed $100,000. The Committee may in its discretion provide at the time of grant that an option or stock appreciation right may not be exercised in whole or in part for any period or periods of time specified by the Committee; provided that, options shall not be exercisable until at least the first anniversary of their grant. Except as may be so provided, any option or stock appreciation right may be exercised in whole at any time or in part from time to time during its term.

(f)                                    Acceleration:

(i)                                     Generally,  in the case of an option or stock appreciation right not immediately exercisable in full, the Committee may in its discretion accelerate the time at which an option or stock appreciation right granted hereunder may be exercised; provided that, in all cases, options shall not exercisable until at least the first anniversary of their grant.

(ii)                                  Upon a Change in Control. In the event that a “change in control,” as hereinafter defined, shall occur or shall, in the opinion of the Board of Directors expressed by a formal resolution, be likely to occur, all options or stock appreciation rights shall thereupon become exercisable and all repurchase restrictions with respect to restricted stock shall lapse. For the purpose of this paragraph (ii), “change in control” shall mean any of the following transactions: (i) any consolidation, merger, or other corporate reorganization of the Bank with or into another corporation if as a result of the transaction the stockholders of the Bank immediately before the transaction, acting jointly to the extent of their holdings of Common Stock of the Bank immediately before the transaction, would not be able to elect a majority of the members of the Board of Directors of the Bank or would not be the beneficial owners, directly or indirectly, of 51% or more of the combined voting power of the resulting corporation’s then outstanding voting securities; (ii) any acquisition (by purchase, lease or otherwise) of all or substantially all of the assets of the Bank by any person, firm or corporation or group thereof acting jointly; or (iii) any purchase by any person, firm, or corporation or group thereof acting jointly (who was not a controlling stockholder of the Bank on August 1, 1988), of 25% or more of the combined voting power of the Bank, if such purchase has not been approved by the Board of Directors of the Bank.

(g)                                 Termination of Employment:

In the event that an optionee’s employment by the Bank shall terminate, his option and stock appreciation right shall terminate on the thirtieth day following termination of employment, and, during such 30 day period, the option or stock appreciation right shall be exercisable only to the extent it was exercisable on the date of termination; provided, however, that if any termination of employment is due to retirement with the consent of the Bank, the optionee shall have the right, subject to the provisions of Paragraphs 8(d) and 8(f) hereof, to exercise his option and stock appreciation right at any time within seven months from the date of such optionee’s retirement as shall be specified in the agreement, to the extent that the optionee was entitled to exercise the same immediately prior to such retirement; and further provided, that if the optionee shall die while in the employment of the Bank or within the period of time after retirement with the consent of the Bank during which the optionee was entitled to exercise the option and stock appreciation right as hereinabove provided, the optionee’s estate, personal representative, or beneficiary shall have the right, subject to the provisions of Paragraphs 8(d) and 8(f) hereof, to exercise the option and stock appreciation right in full at any time within seven months from the date of the optionee’s death.

Retirement by an optionee at the optionee’s normal retirement date in accordance with the provisions of the retirement plan of the Bank or a Subsidiary under which the optionee is then covered or such earlier time as shall be specifically approved by the Board of  Directors shall be deemed to be a retirement with the consent of the Bank. Whether any other termination of employment is to be considered a retirement with the consent of the Bank and whether an authorized leave of absence or absence on military or government service or for other reasons shall constitute a termination of employment for the purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive, unless otherwise determined by the Board of Directors, and in any such event such determination of the Board of Directors shall be final and conclusive. Employment by the Bank shall be deemed to include employment by, and to continue during any period in which an optionee is in the employment of, a Subsidiary.

(h)                                 Recapitalization:

The aggregate number of Ordinary Shares and Book Value Shares on which options and stock appreciation rights may be granted to persons participating under the Plan and to officers who are also directors, the number of shares thereof covered by each outstanding option and stock appreciation right, and the price per share thereof in each such option and stock appreciation right shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Bank resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Bank, provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

If the Bank shall be the surviving or resulting corporation in any merger or consolidation, any option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option or stock appreciation right would have been entitled; but a dissolution or liquidation of the Bank, or a merger or consolidation in which the Bank is not the surviving or resulting corporation shall cause every option and stock appreciation right outstanding hereunder to terminate, except that the surviving or resulting corporation may, in its absolute and uncontrolled discretion, tender options or stock appreciation rights to purchase its shares on terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the rights and benefits of any option or  stock appreciation right then outstanding hereunder.

In the event of a change in the Bank’s Common Stock which is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

(i)                                     Assignability:

No option or related stock appreciation right shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of on optionee, the option or related stock appreciation right shall be exercisable only by such optionee.

(j)                                     Employee’s Agreement:

If, at the time of the exercise of any option or stock appreciation right for shares of Common Stock, in the opinion of counsel for the Bank, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the optionee exercising the option or stock appreciation right shall agree to purchase the shares that are subject to the option or stock appreciation right for investment only and not with any present intention to resell the same and that the optionee will dispose of such shares only in compliance with such laws and regulations, the optionee will, upon the request of the Bank, execute and deliver to the Bank an agreement to such effect.

(k)                                  Rights as a Stockholder:

An optionee shall have no rights as a stockholder with respect to shares covered by the optionee’s option or stock appreciation right until the date of the issuance of the shares to the optionee and only after such shares are fully paid. No adjustment will be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

(l)                                     Certain Tandem Options Prohibited:

An incentive stock option may not be granted in tandem with a non-qualified option on a basis whereby the exercise of one affects the right to exercise the other.

(m)                               Other Provisions:

The stock option agreements authorized under this Plan may contain such other provisions including a provision to reacquire an option for cash as the Committee shall deem advisable.

9.               OPTIONS AND RIGHTS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS:

Options and stock appreciation rights may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become or are about to become key employees of the Bank or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Bank or a Subsidiary, or the acquisition by the Bank or a Subsidiary of the assets of the employing corporation, or the acquisition by the Bank or a Subsidiary of the stock of the employing corporation as the result of which it becomes a Subsidiary. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in Paragraph 8 of this Plan to such extent as the Board of Directors at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options and stock appreciation rights in substitution for which they are granted.

10.         TERM AND EFFECTIVENESS OF PLAN:

The Plan shall become effective on the date it receives approval of the holders of a majority of the stock of the Bank. No stock option shall be granted and no restricted stock shall be awarded or sold pursuant to this Plan after May 17, 1998.

11.         AMENDMENTS:

The Board of Directors may from time to time alter, amend, suspend, or discontinue this Plan or alter or amend any and all option, stock appreciation rights, and restricted stock agreements granted or made hereunder; provided, however, that no such action of the Board of Directors may, without the approval of the stockholders, alter the provisions of the Plan so as to (A) materially increase the benefits accruing to participants under the Plan; (B) materially increase the number of securities which may be issued under the Plan; or (C) materially modify the requirements as to eligibility for participation in the Plan.

12.         APPLICATION OF FUNDS:

The proceeds received by the Bank from the sale of Common Stock pursuant to options and restricted stock agreements will be used for general corporate purposes.

13.         NO OBLIGATION TO EXERCISE OPTION OR RIGHT:

The granting of an option or related stock appreciation right shall impose no obligation upon the optionee to exercise such an option or stock appreciation right.

14.         CERTAIN TAX MATTERS:

(a)                                 Notification of Certain Events:

The agreements used under the Plan shall require the holder of an option or restricted stock to notify the Bank of the following events within 10 days of the occurrence thereof:

(i)             the making of an election under Section 83(b) of the Code relating to an election to include in gross income in the year of transfer the amounts specified in Section 83(b); or

(ii)          the disposition of any stock issued pursuant to the exercise of an incentive stock option within less than two years of the grant of the option or one year of the exercise of the option.

(b)         Withholding:

Whenever under the Plan shares of Common Stock are to be delivered upon exercise of a non-qualified option or whenever a stock appreciation right is exercised or a restricted stock award is made, the Bank shall be entitled to require as a condition of delivery that the option holder remit an amount sufficient to satisfy all federal, state, and other governmental withholding tax requirements related thereto. In the event a disqualifying disposition covered by paragraph (a) (ii) is made, the person making such disposition shall remit to the Bank an amount sufficient to satisfy all federal, state, and other withholding taxes thereby incurred; provided that in lieu of or in addition to the foregoing, the Bank shall have the right to withhold such sums from compensation otherwise due to the Optionee.